U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                        FORM 8-K/A


                                      CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): August 19, 2002


                                    JUSTWEBIT.COM, INC.
                (Exact name of registrant as specified in its charter)


                                         Nevada
            (State or jurisdiction of incorporation or organization)


                                          33-5902
                                 (Commission File Number)


                                         22-2774460
                          (I.R.S. Employer Identification Number)


7550 24th Avenue South, Suite 168, Minneapolis, Minnesota          55450
   (Address of principal executive offices)                      (Zip Code)


                      Registrant's telephone number:  (612) 746-4025


             (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on August 19, 2002, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Smith & Company, was dismissed. This dismissal was approved by the Board of Directors. This firm audited the Registrant's financial statements for the fiscal years ended December 31, 2000 and December 31, 2001. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on August 19, 2002, the firm of George Brenner, C.P.A was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant nor someone on its behalf consulted the newly engaged accountant regarding any matter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     JustWebit.com, Inc.



Dated: October 30, 2002                              By: /s/  Gary Borglund
                                                     Gary Borglund, President


                                     EXHIBIT INDEX

Number                               Exhibit Description

16     Letter on Change in Certifying Accountant (see below).